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                                                                   Exhibit 10.14


                          MARKETING AGREEMENT BETWEEN
         AMERICAN NET CLAIMS D/B/A CLAIMSNET.COM AND SOUTHERN MEDICAL
                     ASSOCIATION LOCATED IN BIRMINGHAM, AL


     This MARKETING AGREEMENT (this "Agreement"), dated November 4, 1998, made and entered into by and between AMERICAN NET CLAIMS D/B/A CLAIMSNET.COM, a Texas corporation ("Claimsnet"), and Southern Medical Association ("SMA"), located in Birmingham, AL.

                             W I T N E S S E T H:
                             - - - - - - - - - -

WHEREAS, SMA is a Physician Association providing services to medical providers.

WHEREAS, Claimsnet provides medical claims submission and related services (the "Claimsnet Services") over the Internet;

WHEREAS, SMA and Claimsnet have agreed to market Claimsnet Services, such that Customers of SMA (the "Customers") will have access to the Claimsnet Services on the Internet, and SMA will not distribute, license or directly sell any Software Product from Claimsnet.

WHEREAS, Claimsnet has agreed to provide training and support to SMA, and SMA Customers on the use of the Claimsnet Services.

NOW THEREFORE, the parties hereby agree as follows:

1.  MARKETING

SMA and Claimsnet agree to facilitate the marketing of Claimsnet Services to SMA existing and new Customers. Claimsnet shall:

     a) Provide HCFA 1500 and ADA 1990 claim processing for SMA Customers at Claimsnet published rate for unlimited claim processing for commercial, Medicare, Medicaid and Blue Cross/Blue Shield payers. The monthly subscription fee will be $19.95/month.

     b)    The Initial Set-up Fee will be reduced for SMA End Users to $99.95.

     c)    Additional Services will be provided at Claimsnet published rates;

           1. PAPER CLAIMS. A fee of Forty-Nine Cents ($0.49) per claim and Twenty Cents ($.20) for each additional page for claims of a type that may not be submitted electronically. This fee includes all paper, printing and postage costs.

           2. STATEMENTS. A fee of Forty-Nine Cents ($0.49) per single page statement with an additional fee of Twenty Cents ($.20) for each page thereafter. This fee includes all related costs, including printing of statements, return envelopes and postage, not including return postage.

           3. UB92 CLAIMS. A fee of Forty-Nine Cents ($0.49) for single page UB92 Claim and an additional fee of Twenty Cents ($.20) for every page thereafter of a type that may or may not be submitted electronically. This fee includes all paper, printing and postage costs.

           4. ADDITIONAL SUBSCRIPTION SERVICES. Claimsnet may provide additional subscription services, such as data modeling and claim information reporting. The SMA End User may subscribe to such services as offered and at published Claimsnet rates.

     d)    Claimsnet will bill the End Users directly for the services provided.

     e) All pricing and terms for service to SMA customers will be standard published terms for Claimsnet.

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     SMA shall:

     f) Recommend Claimsnet as the exclusive provider for the Claimsnet services described in Section 1.a. and 1.b., to all new and existing customers with the intent for Claimsnet to be the default processing solution for SMA customers.

     g) Include Claimsnet in marketing materials and presentations as the exclusive claims processing and electronic statement solution for SMA customers.

2.   TRAINING AND SUPPORT

     a) Claimsnet will provide all customer support for Customers for Claimsnet services in accordance to Claimsnet published support policies.

     b) Claimsnet will provide, and allow SMA to reasonably use available printed training and support materials.

3.   ROYALTY PAYMENTS.

     a) Claimsnet agrees to pay set-up and subscription fee royalties to SMA for all customers utilizing Claimsnet services under the SMA/Claimsnet agreement. These are customers who have informed Claimsnet at the time of enrollment or after that they wish to participate in the SMA/Claimsnet agreement. Claimsnet will only pay royalty fees to one organization.

     b) Upon enrollment and a customer reaching production status, Claimsnet will pay SMA $50 of the set-up fee collected for each customer reaching production status.

     c) SMA will receive a royalty from subscription services revenue for, and paid by, SMA Customers. Subscription includes the monthly claims processing subscription and any additional subscription services such as data modeling. Royalties will not be paid on transaction services under this Agreement.

     d) Claimsnet agreed to pay set-up and subscription fee royalties to SMA for all customers utilizing Claimsnet services under the SMA/Claimsnet agreement.

     e)    Revenue sharing will be as follows:

                 ------------------------  ------------------------
                       Total Number             % Subscription
                     Active End Users           Revenue Royalty
                 ------------------------  ------------------------

                 ------------------------  ------------------------
                         1-200                       10%
                 ------------------------  ------------------------
                        201-500                      15%
                 ------------------------  ------------------------
                         501+                        20%
                 ------------------------  ------------------------

                 ------------------------  ------------------------

4. TITLE. The parties agree that, as between SMA and Claimsnet, Claimsnet shall have sole and exclusive ownership of, and all right, title, and interest in and to, Claimsnet Services and CyberClaim, including documentation, all copies of all or portions of CyberClaim and Claimsnet services or its documentation, and all modifications and enhancements to Claimsnet services and CyberClaim or its documentation (including ownership of all copyrights and other intellectual property rights).

5. INTELLECTUAL PROPERTY. Solely for purposes of Section 1 of this Agreement, each party grants the other party a non-exclusive license to use certain logos, including possibly trademarks, tradenames or other intellectual property (the "Logos"), as agreed in advance by the parties. Neither party shall use the Logos in a way, or otherwise make any representation, whether oral or written, which might confuse, mislead or deceive the public, which might be detrimental to the Logos, good name or slogans of the other party, or otherwise which might imply or suggest a relationship other than which is set forth in this Agreement. Each party agrees that it will in no way modify, alter or conceal, remove or make any other modification to


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any Logos of the other party. Each party acknowledges and agrees that it has no right, title, or interest in any Logos of the other party. Each party's limited right to use the other party's Logos shall cease upon termination of this Agreement or otherwise upon notice as provided in this Agreement by the other party.

6. TERM AND TERMINATION. This agreement goes into full effect beginning November 4, 1998. This Agreement shall remain in effect until the first anniversary of the date from the effective date of this agreement, however, this Agreement shall renew automatically for additional one (1) year terms unless either party shall notify the other party of its intentions not to renew this Agreement no more than ninety (90), and not fewer than sixty (60), days prior to the date this Agreement would otherwise terminate.

7. ENROLLMENT. Claimsnet shall provide to all SMA Customers the ability to enroll for Claimsnet services using an on-line enrollment process. Claimsnet shall be solely responsible for support related to such enrollment process.

8. MISCELLANEOUS. The relationship of the parties under this Agreement shall be non-exclusive, such that both SMA and Claimsnet may associate, by contract or otherwise, with third parties who may perform the same or similar services as those to be provided by any party under this Agreement (subject) to the limitations set forth in Section I). This Agreement shall be binding on each of the parties, and their respective successors and assigns; provided, however, that this Agreement may not be assigned without the prior written consent of the other party. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and there are no other oral or written understandings or agreements between the parties hereto relating to the subject matter hereof. No amendment or other modifications of this Agreement shall be valid or binding on either party hereto, unless reduced to writing and executed by the parties hereto. ANY JUDICIAL
PROCEEDING BROUGHT BY OR AGAINST ANY OF THE PARTIES TO THIS AGREEMENT ON ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE RESOLVED BY A RULING OF THE AMERICAN ARBITRATION ASSOCIATION IN DALLAS, TEXAS. THIS AGREEMENT HAS BEEN ACCEPTED BY SOUTHERN MEDICAL ASSOCIATION, IN BIRMINGHAM, ALABAMA, AND SHALL BE GOVERNED AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS
CONFLICT OF LAW PRINCIPLES. It is understood and agreed by the parties to this Agreement that it is their intention that if a court of competent jurisdiction shall determine that any of the terms of this Agreement are invalid or otherwise unenforceable, that such court shall substitute terms therefor which such court determines are enforceable, so as to result in the enforcement of the original terms to the maximum extent permitted by law.

                          [SIGNATURE PAGE TO FOLLOW]


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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      SMA:

                                      SOUTHERN MEDICAL ASSOCIATION

                                      By: /s/ Rudy Sturm
                                          --------------------------------------
                                          Rudy Sturm

                                      CLAIMSNET:

                                      CLAIMSNET.COM

                                      By: /s/ Terry A. Lee
                                          --------------------------------------
                                          Terry A. Lee, Executive Vice President